UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 5, 2014

Aqua America, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-06659	23-1702594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

762 West Lancaster Avenue, Bryn Mawr, Pennsylvania	19010-3489
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-527-8000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

At its scheduled meeting held on December 2, 2014, the Board of Directors of Aqua America, Inc. (the “Company”) authorized the repurchase by the Company, from time to time in open market transactions, of shares of the Company’s common stock, par value $0.50 per share, in an amount not to exceed One Million shares. This authorization continues a share repurchase program initially authorized by the Board in 1997 and reaffirmed in October 2013. The authorization will expire upon the earliest of December 31, 2015 or when all authorized repurchases have been made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aqua America, Inc.

December 5, 2014	By:	/s/ Christopher P. Luning

		Name:	Christopher P. Luning
		Title:	Senior Vice President, General Counsel and Secretary